UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

May 2, 2014
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, TX	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our 2014 Annual Meeting of Stockholders on May 2, 2014 for the purpose of (1) electing nine directors; (2) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014; and (3) approving, on an advisory basis, our 2013 executive compensation. Of the 235,764,749 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, 213,149,551 shares were present either in person or by proxy.

The following are the final results of the Annual Meeting.

1.	All of the nominees for director were elected to serve a one-year term expiring at the 2015 Annual Meeting of Stockholders. The voting results were as follows:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Clarence P. Cazalot, Jr.	201,888,749	3,185,725	393,944	7,681,133
Eleazar de Carvalho Filho	202,223,553	2,658,855	586,010	7,681,133
C. Maury Devine	202,267,063	2,764,583	436,772	7,681,133
Claire S. Farley	203,377,590	1,642,246	448,582	7,681,133
John T. Gremp	200,717,674	3,756,310	994,434	7,681,133
Thomas M. Hamilton	201,424,127	3,592,802	451,489	7,681,133
Peter Mellbye	202,718,076	2,260,159	490,183	7,681,133
Joseph H. Netherland	202,774,310	1,938,356	755,752	7,681,133
Richard A. Pattarozzi	180,380,031	24,653,079	435,308	7,681,133

The following directors' terms of office continued after the meeting: Mike R. Bowlin, Edward J. Mooney and James M. Ringler.

2.	The appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014 was ratified. The voting results were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
189,165,002	23,302,763	681,786	0

3.	Our 2013 executive compensation program was approved, on an advisory basis. The voting results were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
201,796,716	2,766,550	905,152	7,681,133

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Jeffrey W. Carr
Dated: May 6, 2014	Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary